EXHIBIT 4.24

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  THIS WARRANT AND SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

REGEN BIOLOGICS, INC.

Warrant to Purchase
Common Stock

Date of Issue:  October 1, 2003

REGEN BIOLOGICS, INC., a Delaware corporation (the “Company”), and _________ (the “Holder”), hereby agree that, for value received, the Holder is entitled to purchase from the Company, subject to the terms and conditions set forth below, at any time after the date hereof (the “Determination Date”) and on or before the Expiration Date (as defined in Section 2.5 hereof), _______ shares of fully paid and non-assessable Common Stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Shares”), at a purchase price per Share specified in Section 1.2 hereof (the “Warrant Price”).  The number of Shares subject to this Warrant and the Warrant Price shall be subject to adjustment from time to time after the Determination Date pursuant to the terms and conditions in Section 3 hereof.

1.              Number of Shares and Warrant Price.

1.1.           Number of Shares.  The number of Shares shall be ________.

1.2.           Warrant Price.  The Warrant Price shall be equal to $0.45 per share, which price has been determined by the Board of Directors of the Company in good faith.

2.             Exercise of Warrant.

2.1.           Mechanics of Exercise.  The Holder may exercise this Warrant after the Determination Date in whole or in part by surrendering this Warrant and a duly executed Notice of Exercise in substantially the form attached hereto as Exhibit A at the principal executive offices of the Company.  The Holder shall also deliver to the Company simultaneously with the Holder’s Notice of Exercise payment of the aggregate Warrant Price for the Shares being purchased.  The consideration for the exercise of this Warrant may be in the form of a bank cashier’s or certified check payable to the order of the Company, or by wire transfer to an account designated in writing by the Company.  In the event that the Holder elects to exercise less than the full number of Shares recorded above, the Company will execute and deliver to the Holder a Warrant of like tenor in the number of Shares granted by the Company less the number of Shares exercised.

2.2.           Net Exercise.  In lieu of exercising this Warrant as specified in Section 2.1, the Holder may from time to time after the Determination Date elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion thereof being exercised) by surrendering this Warrant and a duly executed Notice of Exercise in substantially the form attached hereto as Exhibit A at the principal executive offices of the Company, in which event the Company shall issue to the Holder a number of Shares determined using the following formula:

Y (A - B)
X =	-----------------------
A

Where:

X =	The number of Shares to be issued to the Holder pursuant to this net exercise election

Y =	The number of Shares in respect of which the net exercise election is made

A =	The fair market value of one share of Common Stock of the Company at the time the net exercise election is made

B =	The Warrant Price (as adjusted to the date of the net exercise election).

If the Common Stock of the Company is traded regularly in a public market, the fair market value of a share of Common Stock of the Company shall be equal to the average closing price of a share of Common Stock of the Company reported for the twenty (20) day trading period ending on the date immediately prior to the date on which the Holder delivers its Notice of Exercise to the Company.  If the Common Stock of the Company is not regularly traded in a public market, the Board of Directors of the Company shall determine, in its reasonable good faith judgment, the fair market value of a share of Common Stock of the Company as of the date immediately prior to the date on which the Holder delivers its Notice of Exercise to the Company.  In the event that the Holder elects to exercise less than the full number of Shares recorded above, the Company will execute and deliver to the Holder a Warrant of like tenor in the number of Shares granted by the Company less the number of Shares exercised.

2.3.           When Exercise Effective.  The exercise of this Warrant shall be deemed to have been effective for the Holder immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2.1 or Section 2.2, and at such time the person or persons in whose name or names any certificate or certificates for Shares shall be issuable upon such exercise as provided in Section 2.4 shall be deemed to have become the holder or holders of record thereof.

 2.4.           Delivery of Stock Certificates, Etc.  As soon as practicable after the surrender of this Warrant, the Company will cause to be issued in the name of, and delivered to, the Holder a certificate or certificates for the number of fully paid and non-assessable Shares which the Holder has purchased.

2.5.           Expiration Date. This Warrant shall expire on the fifth anniversary of the date of issuance.

3.           Adjustments.

3.1.           Adjustment for Certain Dividends and Distributions.  If the Company at any time or from time to time after the Determination Date makes, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of the Company’s equity securities, then, and in each such event, the number of Shares theretofore receivable upon the exercise of this Warrant shall be proportionately increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of Shares theretofore receivable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date, and thereafter the number of Shares theretofore receivable upon exercise of this Warrant shall be adjusted pursuant to this Section 3.1 as of the time of actual payment of such dividends or distributions.

3.2.           Stock Split and Reverse Stock Split.  If the Company at any time or from time to time after the Determination Date effects a stock split or subdivision of the outstanding Common Stock, the number of Shares theretofore receivable upon the exercise of this Warrant shall be proportionately increased.  If the Company at any time or from time to time after the Determination Date effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the number of Shares theretofore receivable upon the exercise of this Warrant shall be proportionately decreased.  Appropriate adjustments shall also be made to the Warrant Price, but the aggregate Warrant Price shall remain the same.  Each adjustment under this Section 3.2 shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

3.3.           Merger, Sale of Assets, Etc.  If after the Determination Date and at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property (whether in the form of securities, cash or otherwise), or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, this Warrant shall thereafter represent the right to acquire for the Aggregate Warrant Price (as defined below) the number of shares of stock or other securities which the Holder of this Warrant would have owned immediately after the consummation of such reorganization, merger, consolidation, sale or transfer, if the Holder of this Warrant had exercised this Warrant immediately before the effective date of the reorganization, merger, consolidation, sale or transfer.  In each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities receivable upon exercise of this Warrant after such consummation.  For purposes of this Section 3.3, the “Aggregate Warrant Price” shall mean the aggregate consideration obtained by multiplying (x) the Warrant Price by (y) the maximum number of Shares of Common Stock for which this Warrant was exercisable immediately prior to such conversion or redemption.

4.      Transferability of Warrant.

4.1.   Transferability Generally.  This Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonable satisfactory to the Company).

4.2.           Ownership.  Until this Warrant is transferred on the books of the Company (with the Company’s consent), the Company may treat the person in whose name this Warrant is issued as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

5.             Exchange of Warrant.  Upon the surrender by the Holder of this Warrant, properly endorsed, to the Company, the Company, subject to the provisions of Section 4 hereof, will issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Shares called for on the face or faces of the Warrant or Warrants so surrendered.

6.             Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond (or, in the case of any institutional holder, an indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

7.             Legends.  The certificate(s) representing the Shares shall be imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL (1) REGISTERED UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR (2) THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

8.             Representations and Covenants.

8.1.           Representation and Warranty of the Company.  The Company hereby represents and warrants to the Holder that the Shares which may be issued upon exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities law.

8.2.   Representation and Warranty of Holder.  The Holder hereby represents and warrants to the Company that the Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act, and acknowledges that the Company is relying upon this representation and warranty in the issuance of this Warrant to the Holder.

9.      Notices.  All notices, consents and other communications under this Warrant shall be in writing and shall be deemed given when delivered personally or when mailed by registered mail, return receipt requested, or reputable overnight delivery service, to a party at its principal executive offices (or such other address as a party may designate by notice given to the other parties pursuant to this Section 9).

10.           Miscellaneous.

10.1.        Termination.  Neither this Warrant nor any term hereof may be amended, modified, waived, discharged or terminated orally.

10.2.        Applicable Law.  This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regarding to provisions thereof relating to choice of law or conflicts of law.

10.3.        Headings.  The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

10.4.         No Fractional Shares.  No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Share as determined in accordance with the valuation provisions set forth in Section 2.2.

10.5.         No Rights as Stockholder.  Until the exercise of this Warrant, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of this Warrant.

11.           Expiration.  The right to exercise this Warrant shall expire at 5:00 p.m., Eastern time, on the Expiration Date.

REGEN BIOLOGICS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

[To be signed only upon exercise of Warrant]

TO:         REGEN BIOLOGICS, INC.

The undersigned, the holder of the within Warrant, hereby (check one box):

❑           surrenders [NUMBER OF SHARES] shares of such Warrant to purchase an equivalent number of shares of Common Stock of REGEN BIOLOGICS, INC. and herewith makes payment of $[DOLLAR AMOUNT] therefor pursuant to Section 2.1 of such Warrant, or

❑           surrenders [NUMBER OF SHARES] shares of such Warrant to purchase that number of shares of Common Stock of REGEN BIOLOGICS, INC. determined by the terms of the net exercise provision set forth in Section 2.2 of such Warrant, and requests that the certificates for such shares be issued in the name of, and delivered to, [NAME], whose address is [ADDRESS].

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address

Signed in the presence of:

A-1

EXHIBIT B

FORM OF ASSIGNMENT

[To be signed only upon transfer of Warrant after approval by the Company]

For value received, the undersigned hereby sells, assigns and transfers unto [NAME] the right represented by the within Warrant to purchase [NUMBER OF SHARES] shares of Common Stock of REGEN BIOLOGICS, INC. (the “Company”) to which the within Warrant relates, and appoints the Secretary of the Company as attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address
Signed in the presence of:

B-1